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                                                                   EXHIBIT 10.29

                    FOURTH AMENDMENT TO FORBEARANCE AGREEMENT


         This Fourth Amendment to Forbearance Agreement and Amendment is entered into as of August 4, 1997 by and between

         BankBoston, N.A., formerly known as The First National Bank of Boston (hereinafter, the "BANK"), a national banking association, having a principal place of business at 100 Federal Street, Boston, Massachusetts;

         BancBoston Leasing Inc. (hereinafter, "BBL"), a
         Massachusetts corporation having a principal place of business at 100 Federal Street, Boston, Massachusetts;

         Centennial Technologies, Inc. (hereinafter, the "BORROWER"), a corporation organized under the laws of the State of Delaware, having a principal place of business at 7 Lopez Road, Wilmington, Massachusetts; and

         NCT, Inc. (hereinafter, "NCT"), a corporation organized under the laws of the Commonwealth of Massachusetts, having a principal place of business at 7 Lopez Road, Wilmington, Massachusetts in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                   WITNESSETH:

         1. BACKGROUND. On March 18, 1997, the Bank, BBL, and the Obligors entered into a certain Forbearance Agreement and Amendment with respect to the Obligors' obligations under the Loan Agreement, their respective Guaranties and the Master Lease Agreement, which Forbearance Agreement and Amendment was amended by a First Amendment to Forbearance Agreement dated as of April 18, 1997, by a Second Amendment to Forbearance Agreement dated as of June 4, 1997 and by a Third Amendment to Forbearance Agreement dated June 26, 1997 (collectively, the "ORIGINAL AGREEMENT"). Century Electronics Manufacturing, Inc. and Design Circuits, Inc. have recently entered into refinancing arrangements as a result of which the Bank and BBL have released them from their guaranties of the Obligations and have released all liens in their respective assets. The Bank, BBL and the remaining Obligors desire to modify the Original Agreement on the terms set forth herein.


         2. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Original Agreement.
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         3.       OUTSTANDING OBLIGATIONS.

                  (a) The Borrower and NCT (individually, each an "OBLIGOR" and collectively, the "OBLIGORS") acknowledge and agree that they are jointly and severally obligated to the Bank to pay the Obligations and that as of August 4, 1997, the Obligations consist of:

                           Principal:                              $1,489,542.55
                           Interest through August 4, 1997:        $    2,075.69

                           plus interest hereafter accruing, costs, and expenses, including, without limitation, reasonable attorneys' fees, consultants' fees, and commercial finance examination fees.

                  (b) The Borrower acknowledges and agrees that it is obligated to BBL, and that SCHEDULE 1 hereto accurately reflects the amounts necessary (as of July 31, 1997, with the final figures to be updated by BBL prior to final payment), to pay all obligations under the Master Lease Agreement and schedules thereto, which are presently owned by BBL.

                  (c) The Obligors further acknowledge and agree that none of them have any offsets, defenses, or counterclaims (i) against the Bank with respect to the Loan Agreement, the Guaranties , the other Loan Documents, or otherwise, or (ii) against BBL with respect to the Master Lease Agreement, or otherwise, and to the extent that any such offsets, defenses or counterclaims may exist, the Obligors each hereby WAIVE and RELEASE same. The Obligors shall execute and deliver to the Bank and BBL such releases as the Bank or BBL may request to confirm the foregoing.

                  (d) The Obligors each ratify and confirm that their respective obligations to the Bank (as modified hereby), including, without limitation, those under the Loan Agreement and the Guaranties, are secured by the Collateral and the assets of NCT.

                  (e) The Borrower ratifies and confirms that its obligations to BBL are secured by the Collateral.


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         4.       EXTENSION OF FORBEARANCE PERIOD

                  The provisions of Section 4 of the Original Agreement are hereby amended by deleting the date July 31, 1997 appearing in clause
         (i) and substituting the date August 15, 1997 in its stead.

         5.       GENERAL.

                  (a) This Agreement shall be binding upon each Obligor and such Obligor's successors, and assigns and shall enure to the benefit of BBL, the Bank and BBL's and the Bank's successors and assigns. In the event that BBL or the Bank assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of BBL or the Bank hereunder and BBL or the Bank shall thereupon be discharged and relieved from its duties and obligations hereunder.

                  (b) Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforce ability of any other provision of this Agreement.

                  (c) No delay or omission by BBL or the Bank in exercising or enforcing any of BBL's or the Bank's rights and remedies shall operate as, or constitute, a waiver thereof. No waiver by BBL or the Bank of any of BBL's or the Bank's rights and remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.

                  (d) This Agreement and all other documents, instruments, and agreements executed in connection herewith incorporate all discussions and negotiations between the Obligors, BBL and the Bank, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or other wise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement or of any provision of any other agreement between any Obligor and BBL or the Bank


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                           shall be effective unless executed in writing by the
                           party to be charged with such modification, amendment and waiver, and if such party be BBL or the Bank, then by a duly authorized officer thereof.

                  (e) Except as modified hereby, all terms and conditions of the Original Agreement, the Master Lease Agreement, Loan Agreement, the Guaranties, and other Loan Documents remain in full force and effect. Without limiting the foregoing, the parties acknowledge that the Forbearance Period will expire, unless sooner terminated, on August 15, 1997. The Bank and BBL are not hereby waiving any Defaults, Events of Default or rights and remedies which exist under the Master Lease Agreement or the Loan Documents and the Bank and BBL reserve the right upon expiration of the Forbearance Period to undertake such action as a result of such Defaults and Events of Default as the Bank or BBL may determine. In particular, without limiting the generality of the foregoing, the Bank and BBL have not waived any Defaults or Events of Default, or the respective rights and remedies of the Bank and/or BBL arising as a result thereof, which may have occurred as a result of any misrepresentation made by or on behalf of any one or more of the Obligors.

                  (f) This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts. The Obligors each submit to the jurisdiction of the Courts of said Commonwealth for all purposes with respect to this Agreement and the Obligors' relationship with the Bank and BBL.

                  (g) Each Obligor makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Bank and BBL, in entering into the within Forbearance Agreement, is relying thereon. EACH OBLIGOR, TO THE EXTENT OTHERWISE ENTITLED THERETO, HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT OBLIGOR TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BANK OR BBL IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BANK OR BBL OR IN WHICH THE BANK OR BBL IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP


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                           BETWEEN THE BORROWER OR ANY SUCH PERSON AND THE
                           BANK OR BBL.

                  (h) Each Obligor shall execute such instruments and documents as BBL and the Bank may from time to time request in connection with the Master Lease Agreement, Loan Agreement, the Guaranties, the Loan Documents, the within Agreement and the arrangements contemplated hereby.

         It is intended that this Agreement take effect as a sealed instrument.

CENTENNIAL TECHNOLOGIES, INC.

By:___________________________

Print Name:___________________

Title:________________________

NCT, INC.

By:___________________________

Print Name:___________________

Title:________________________


AGREED AND ACCEPTED BY:

BANKBOSTON, N.A. F/K/A
THE FIRST NATIONAL BANK OF BOSTON


By:___________________________

Print Name:___________________

Title:________________________

BANCBOSTON LEASING INC.


By:___________________________

Print Name:___________________

Title:________________________


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